As filed with the Securities and Exchange Commission on July 14, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Venus Concept Inc.
(Exact name of Registrant as specified in its charter)
Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael Mandarello
General Counsel and Corporate Secretary
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard Raymer
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto, ON M5J 2S1, Canada
416-367-7388
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated July 14, 2023
PROSPECTUS

2,082,426 Shares
of Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 2,082,426 shares of our common stock, $0.0001 par value per share, issuable upon conversion of outstanding shares of our senior convertible preferred stock, $0.0001 par value per share.
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.
Our common stock is listed on the Nasdaq Capital Market under the symbol VERO. On July 10, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.06 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 14, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” beginning on page 8, of up to 2,082,426 shares of our common stock, $0.0001 par value per share, referred to herein as our “common stock,” issuable upon conversion of outstanding shares of our senior convertible preferred stock, $0.0001 par value per share, referred to herein as our “senior preferred stock.” We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus.
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, referred to herein as the “SEC.” This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference” beginning on page 15, and the information under “Where You Can Find More Information” beginning on page 16. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.
Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference herein. Accordingly, you should not place undue reliance on this information.
When we refer to “Venus Concept,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries, taken as a whole, unless otherwise specified. When we refer to “you,” we mean the potential purchasers of the securities offered by this prospectus.
Venus Viva®, Venus Viva® MD, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Freedom™, Venus Bliss™, Venus Bliss Max™, NeoGraft®, Venus Glow™, ARTAS®, ARTAS iX®, and AI.ME™, are trademarks of the Company and its subsidiaries. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our common stock.
Overview
We are an innovative global medical technology company that develops, commercializes and delivers minimally invasive and non-invasive medical aesthetic and hair restoration technologies and related services. Our systems have been designed on cost-effective, proprietary and flexible platforms that enable us to expand beyond the aesthetic industry’s traditional markets of dermatology and plastic surgery, and into non-traditional markets, including family and general practitioners and aesthetic medical spas. A substantial majority of our systems delivered in North America are in non-traditional markets. As we grow our ARTAS hair restoration business and expand robotics offerings through the AI.ME™ platform we expect our penetration into the core practices of dermatology and plastic surgery to increase.
We derive revenue from the sale of products and services. Product revenue includes revenue from the following:
•	the sale, including traditional sales and subscription-based sales, of systems, inclusive of the main console and applicators/handpieces (referred to as system revenue);
•	marketing supplies and kits;
•	consumables and disposables;
•	service revenue; and
•	replacement applicators/handpieces.
Service revenue includes revenue derived from our extended warranty service contracts provided to our existing customers.
Systems are sold through traditional sales contracts directly, through our subscription model and through distributors. In the third quarter of 2022, we commenced an initiative to reduce our reliance on system sales sold under subscription agreements in the United States. This strategic shift is designed to improve cash generation and reduce our exposure to defaults and increased bad debt expense given the increasingly challenging economic environment caused by the coexistence of high inflation and high interest rates.
We generate revenue under our subscription-based business model and from traditional system sales, which is available in North America and in targeted international markets in which we operate directly. We currently do not offer the ARTAS iX system under the subscription model.
Our subscription model includes an up-front fee and a monthly payment schedule, typically over a period of 36 months, with approximately 40% to 45% of total contract payments collected in the first year. To ensure that each monthly payment is made on time and that the customer’s system is serviced in accordance with the terms of the warranty, every product purchased under a subscription agreement requires a monthly activation code, which we provide to the customer upon receipt of the monthly payment. These recurring monthly payments provide our customers with enhanced financial transparency and predictability. If economic circumstances are appropriate, we provide customers in good standing with the opportunity to “upgrade” into our newest available or alternative Venus Concept technology throughout the subscription period. This structure can provide greater flexibility than traditional equipment leases secured through financing companies. We work closely with our customers to provide business recommendations that improve the quality of service outcomes, build patient traffic and improve financial returns for the customer’s business.
We have developed and received regulatory clearance for twelve novel aesthetic technology platforms, including our ARTAS and NeoGraft systems. We believe our ARTAS and NeoGraft systems are complementary and give us a hair restoration product offering that can serve a broad segment of the market. Our medical aesthetic technology platforms have received regulatory clearance for a variety of indications, including treatment of facial wrinkles in certain skin types, temporary reduction of appearance of cellulite, non-invasive fat reduction (lipolysis) in the abdomen and flanks for certain body types and relief of minor muscle aches and pains in jurisdictions around the world. In addition, our technology pipeline is focused on the development of robotically assisted minimally invasive solutions for aesthetic procedures that are primarily treated by surgical intervention, including the AI.ME platform for which we received FDA 510(k) clearance for fractional skin resurfacing in December 2022.
In the United States, we have obtained 510(k) clearance from the FDA for our Venus Viva, Venus Viva MD, Venus Legacy, Venus Versa, Venus Velocity, Venus Bliss, Venus Bliss Max, Venus Epileve, Venus Fiore, ARTAS, ARTAS iX and AI.ME systems. Outside the United States, we market our technologies in over 60 countries across Europe, the Middle East, Africa, Asia-Pacific and Latin America. Because each country has its own regulatory scheme and clearance process, not every device is cleared or authorized for the same indications in each market in which a particular system is marketed.
As of the date of this prospectus, we operate directly in 14 international markets through our 11 direct offices in the United States, Canada, United Kingdom, Japan, Mexico, Spain, Germany, Australia, China, Hong Kong, and Israel.
Multi-Tranche Private Placement
On May 15, 2023, we entered into a stock purchase agreement, as subsequently amended on July 6, 2023, referred to herein as the “Stock Purchase Agreement,” with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P., collectively referred to herein as the “Investors.” Under the Stock Purchase Agreement, we may issue and sell to the Investors up to $9,000,000 in shares of our senior preferred stock, in multiple tranches from time to time until December 31, 2025, subject to a minimum purchase amount of $500,000 in each tranche, referred to herein as the “Private Placement.” Sales of senior preferred stock in the Private Placement are purely discretionary and must be approved by both the Company and the Investors.
The initial sale in the Private Placement occurred on May 15, 2023, under which we sold to the Investors an aggregate of 280,899 shares of senior preferred stock for an aggregate purchase price of $2,000,000. The second sale in the Private Placement occurred on July 12, 2023, under which we sold to the Investors an aggregate of 500,000 shares of senior preferred stock for an aggregate purchase price of $2,000,000. We have used, and will continue to use, the net proceeds from the Private Placement, after the payment of transaction expenses, for general working capital purposes.
See “Selling Stockholders – Description of Private Placement” beginning on page 8.
Risk Factors
Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.
Corporate Information
We were founded on November 22, 2002 as a Delaware corporation under the name Restoration Robotics, Inc. We changed our corporate name to Venus Concept Inc. on November 7, 2019. Our principal executive offices are located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
Common Stock Offered by the Selling Stockholders
Up to 2,082,426 shares of our common stock issuable upon conversion of outstanding shares of our senior preferred stock.
Terms of this Offering
The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.
Use of Proceeds
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our common stock offered by this prospectus will be for the account of the selling stockholders.
Registration Rights
We have filed the registration statement on Form S-3, of which this prospectus forms a part, to satisfy registration rights we granted to the selling stockholders in the Private Placement.
Nasdaq Capital Market Symbol
VERO
Risk Factors
Investing in our securities involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information contained in or incorporated by reference under “Risk Factors” beginning on page 5 of this prospectus, and in the documents incorporated by reference into this prospectus, before deciding to invest in our securities.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors discussed below, as well as the risk factors under the heading “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, in addition to those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
We may be unable to maintain the listing of our common stock on the Nasdaq Capital Market, which could adversely affect our liquidity, as well as the trading volume and market price of our common stock.
On May 31, 2023, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market, or “Nasdaq,” stating that our stockholders’ equity, as reported in our Form 10-Q for the period ended March 31, 2023, was below the minimum $2,500,000 amount required for continued listing of our common stock on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), referred to herein as the “Minimum Equity Requirement.”
The notice from Nasdaq has no immediate effect on the listing of our common stock. In accordance with the Nasdaq Listing Rules, we have 45 calendar days to submit a plan to regain compliance with the Minimum Equity Requirement. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from May 31, 2023 for us to regain compliance. We intend to submit a plan to regain compliance with Minimum Equity Requirement, and more generally, to take all reasonable measures available to remain listed on the Nasdaq Capital Market. However, if we are unable to regain compliance within the time period afforded by Nasdaq, Nasdaq will seek to delist our common stock.
Any delisting determination by Nasdaq could decrease or eliminate the value of an investment in our common stock (as well as other securities linked to our common stock). While a listing on an over-the-counter inter-dealer quotation system, referred to herein as the “OTC,” could maintain some degree of a market in our common stock, we could nevertheless suffer substantial adverse consequences from a delisting. These consequences may include reduced liquidity with respect to, and decreased trading prices of, our common stock; limited availability for market quotations for our common stock; a determination that our common stock is a “penny stock” under SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage of our Company; reduced ability to issue additional securities or obtain additional financing in the future; and potential breaches under, or terminations of, certain of our material agreements. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed. The perception among investors that we are at heightened risk for delisting could also negatively affect the trading price and trading volume of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to herein as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, referred to herein as the “Exchange Act.” Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about:
•	our dependency on the subscription-based model, which exposes us to the credit risk of our customers over the life of each subscription agreement;
•	our customers’ failure to make payments under their subscription agreements;
•	our need to obtain, maintain and enforce our intellectual property rights;
•	the extensive governmental regulation and oversight in the countries in which we operate and our ability to comply with the applicable requirements;
•	the possibility that our systems may cause or contribute to adverse medical events that could harm our reputation, business, financial condition and results of operations;
•
a significant portion of our operations are located in Israel and therefore our business, financial condition and results of operations may be adversely affected by political, economic and military conditions there;

•	our ability to come into compliance with the listing requirements of the Nasdaq Capital Market;
•	the volatility of our stock price;
•	our dependency on one major contract manufacturer in Israel exposes us to supply disruptions should that facility be subject to a strike, shutdown, fire flood or other natural disaster;
•	our reliance on the expertise and retention of management;
•	our ability to access the capital markets and/or obtain credit on favorable terms;
•	inflation, currency fluctuations and currency exchange rates;
•	global supply disruptions;
•	global economic and political conditions and uncertainties, including but not limited to the Russia-Ukraine conflict; and
•	the expected timing, proceeds and other details with respect to future sales of senior preferred stock, if any, in the Private Placement.
Management believes the risks and impacts of the COVID-19 pandemic on our business appear to have largely subsided, but we continue to closely monitor all COVID-19 developments including its impact on our customers, employees, suppliers, vendors, business partners, and distribution channels.
The above-described forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of the forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may turn out to be inaccurate.
Factors which we currently believe could have a material adverse effect on our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference, as applicable. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our common stock offered by this prospectus will be for the account of the selling stockholders. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares.

SELLING STOCKHOLDERS
This prospectus covers an aggregate of up to 2,082,426 shares of our common stock issuable upon conversion of outstanding shares of our senior preferred stock, which shares of common stock may be sold or otherwise disposed of by the selling stockholders.
The below table sets forth certain information with respect to each selling stockholder, including (a) the shares of our common stock beneficially owned by such selling stockholder prior to this offering, (b) the number of shares of our common stock being offered by such selling stockholder pursuant to this prospectus and (c) such selling stockholder’s beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the selling stockholders) are sold to third parties in this offering.
The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a selling stockholder, shares of common stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after July 14, 2023, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage ownership after this offering is based on 5,526,481 shares of our common stock outstanding as of July 10, 2023.
The selling stockholders may sell all, some or none of their shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which we filed this prospectus, the selling stockholders may have sold, transferred or disposed of shares of common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” beginning on page 11.
Name of Selling Stockholders	Beneficially Owned Before Offering		Shares of Common Stock Offered Under this Prospectus	Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
EW Healthcare Partners, L.P. and related investment entities(2)	3,509,849	44.2%	2,082,426	2,413,435	35.2%
(1)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholders to third parties.
(2)
The shares of common stock shown to be beneficially owned before this offering include (i) 1,047,065 shares of common stock held by EW Healthcare Partners, L.P., referred to herein as “EWHP,” (ii) 1,054,009 shares of common stock issuable upon conversion of senior preferred stock held by EWHP, (iii) 961,372 shares of common stock issuable upon conversion of junior preferred stock held by EWHP, (iv) 270,000 shares of common stock issuable upon the exercise of warrants held by EWHP, (v) 42,126 shares of common stock held by EW Healthcare Partners-A, L.P., referred to herein as “EWHP-A,” (vi) 42,405 shares of common stock issuable upon conversion of senior preferred stock held by EWHP-A, (vii) 38,679 shares of common stock issuable upon conversion of junior preferred stock held by EWHP-A, (ix) 49,912 shares of common stock issuable upon the exercise of warrants held by EWHP-A, and (viii) 4,281 shares of common stock issuable upon the exercise of stock options held by EWHP-A. The shares of common stock shown to be beneficially owned before this offering exclude (a) 947,876 shares of common stock issuable upon conversion of senior preferred stock held by EWHP and (b) 38,136 shares of common stock issuable upon conversion of senior preferred stock held by EWHP-A, as such conversions cannot occur within 60 days after July 14, 2023 due to limitations on convertibility imposed by the rules and regulations of the Nasdaq Capital Market. Each of EWHP and EWHP-A have sole voting and investment power with respect to such respective shares of common stock. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of common stock; Essex Fund IX GP disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the general partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of common stock; Essex IX General Partner disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins are the managers of Essex IX General Partner and may be deemed to exercise shared voting and investment power with respect to such shares; each such manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Scott Barry is a member of the Company’s board of directors. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the above-referenced managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

Multi-Tranche Private Placement
Stock Purchase Agreement
On May 15, 2023, we entered into a stock purchase agreement, as subsequently amended on July 6, 2023, referred to herein as the “Stock Purchase Agreement,” with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P., collectively referred to herein as the “Investors.” Under the Stock Purchase Agreement, we may issue and sell to the Investors up to $9,000,000 in shares of our senior preferred stock, in multiple tranches from time to time until December 31, 2025, subject to a minimum purchase amount of $500,000 in each tranche, referred to herein as the “Private Placement.” Sales of senior preferred stock in the Private Placement are purely discretionary and must be approved by both the Company and the Investors.
The initial sale in the Private Placement occurred on May 15, 2023, under which we sold to the Investors an aggregate of 280,899 shares of senior preferred stock for an aggregate purchase price of $2,000,000. The second sale in the Private Placement occurred on July 12, 2023, under which we sold to the Investors an aggregate of 500,000 shares of senior preferred stock for an aggregate purchase price of $2,000,000. We have used, and will continue to use, the net proceeds from the Private Placement, after the payment of transaction expenses, for general working capital purposes.
The purchase price for each share of senior preferred stock to be sold in the Private Placement, referred to herein as the “Purchase Price,” floats at a dollar amount equal to the product of (a) the lower of (i) the closing price of our common stock on the trading day immediately preceding the applicable pricing reference date and (ii) the average closing price of the common stock for the five trading days immediately preceding the applicable pricing reference date, multiplied by (b) two. Such purchase price constitutes the “Minimum Price” as defined in Nasdaq Stock Market LLC Rule 5635(d).
Subject to the terms and conditions of the Stock Purchase Agreement, we are required, upon the request of the Purchasers, to call one or more stockholder meetings for the purpose of eliminating any limitations on the convertibility of the senior preferred stock imposed by the rules and regulations of the Nasdaq Capital Market. On May 15, 2023, we secured agreements from certain of our investors, collectively holding 59.2% of our voting securities then issued and outstanding, to vote their shares in favor of eliminating any such limitations at any stockholder meeting called for such purpose.
The shares of senior preferred stock issued or issuable under the Stock Purchase Agreement, as well as the shares of common stock issuable upon conversion of the senior preferred stock, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We relied on, and will rely on, the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws.
The Stock Purchase Agreement and the Registration Rights Agreement (as described below) contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the such agreements; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on such representations, warranties, and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company.
Registration Rights Agreement
Contemporaneously with the execution of the Stock Purchase Agreement, we entered into a registration rights agreement with the Investors, referred to herein as the “Registration Rights Agreement,” under which we are required to file one or more demand shelf registration statements with respect to the shares of common stock issuable upon conversion of senior preferred stock that has been sold under the Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, we must file an initial registration statement for the offer and resale of the common stock underlying the senior preferred stock then issued no later than July 14, 2023, and cause such registration statement to be declared effective as promptly as possible, but in no event later than 90 days, thereafter. We have filed the registration statement on Form S-3, of which this prospectus forms a part, to satisfy such initial registration rights granted to the Investors under the Registration Rights Agreement. We may be required to file additional registration statements in the future in connection with additional issuances of senior preferred stock in the Private Placement.
Certificate of Designations
On May 15, 2023, we filed with the Delaware Secretary of State a Certificate of Designations of with respect to the senior preferred stock, as subsequently amended on June 22, 2023, referred to herein as the “Certificate of Designations,” thereby creating the senior preferred stock. The Certificate of Designations authorizes the issuance of up to 3,000,000 shares of senior preferred stock.
The senior preferred stock is convertible into shares of common stock on a 1-for-2.6667 basis at the option of (a) the Investors at any time or (b) the Company within 30 days following the date on which the 30-day volume-weighted average price of the common stock exceeds the product of (i) the Purchase Price for the shares of senior preferred stock to be converted, multiplied by (ii) 2.75.
Each share of senior preferred stock is entitled to participate in dividends and other non-liquidating distributions (if, as and when declared by our board of directors) on an as-converted basis, pari passu with the common stock and our voting convertible preferred stock, par value $0.0001 per share, referred to herein as the “junior preferred stock.”
Each share of senior preferred stock carries a liquidation preference, senior to the common stock and junior preferred stock, in an amount equal to the product of the Purchase Price for such share, multiplied by 2.50.
The Certificate of Designations provides that, while the senior preferred stock is outstanding, but not later than December 31, 2025, the holders of senior preferred stock, which includes the Investors and any of their affiliates holding senior preferred stock, have the right to exchange their shares of senior preferred stock under certain conditions if we issue or sell other securities that such holders of senior preferred stock reasonably believe contain more favorable terms, taken as a whole.
The senior preferred stock has an aggregate number of votes equal to the product of (a) the quotient of (i) the aggregate purchase price paid under the Stock Purchase Agreement for all shares of senior preferred stock issued and outstanding as of such time, divided by (ii) the highest purchase price paid by a holder for a share of senior preferred stock prior to or as of such time, multiplied by (b) two. Such formula ensures that no share of senior preferred stock will ever have more than two votes per share, with such number of votes subject to reduction (but not increase) depending on the pricing of future sales of senior preferred stock in the Private Placement. The senior preferred stock votes with the Company’s common stock on all matters submitted to holders of common stock and does not vote as a separate class.
In addition to the above-referenced voting rights, so long as any shares of senior preferred stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the senior preferred stock, (a) increase the authorized number of shares of senior preferred stock; (b) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the senior preferred stock designated hereunder; (c) amend our certificate of incorporation or bylaws, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the holders of senior preferred stock; (d) redeem, repurchase or declare or pay any dividend or other distribution on our capital stock, subject to customary exceptions; or (e) amend or waive any provision of the Certificate of Designations applicable to the holders or the senior preferred stock.
* * *
The foregoing descriptions of the Stock Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the full texts of the Certificate of Designations, the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are filed as exhibits to the registration statement on Form S-3, of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of such shares of common stock will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by the selling stockholders. The selling stockholders may offer and sell such shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents;
•	by delayed delivery contracts or by remarketing firms;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
•
block trades in which the broker-dealer attempts to sell the shares of common stock covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
•
through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	a combination of any such method of sale; or
•	any other method permitted pursuant to applicable law.
In connection with distributions of the shares of common stock covered by this prospectus or otherwise, the selling stockholders may:
•	sell such shares of common stock:
○	in one or more transactions at a fixed price or prices, which may be changed from time to time;
○	at market prices prevailing at the times of sale;
○	at prices related to such prevailing market prices; or
○	at negotiated prices;
•	sell such shares of common stock:
○	on a national securities exchange;
○	in the over-the-counter market; or
○	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
•
enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of common stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of common stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.
If underwriters are used in the sale of any shares of common stock covered by this prospectus, such shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of common stock covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
The shares of common stock covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.
Agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such agent and describe any compensation received by them from us.
In connection with sales of shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of common stock covered by this prospectus short and the selling stockholders may deliver shares of common stock to close out short positions and to return borrowed shares of common stock in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A selling stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or stockholders pursuant to the registration statement on Form S-3, of which this prospectus forms a part, by delivering a prospectus. To the extent that such members, general or limited partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or stockholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of shares of common stock covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.
In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the selling stockholders.
The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
The securities laws of some states may require the selling stockholders to sell the shares of common stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.
If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•	the number of shares of common stock involved in the arrangement;
•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;
•	the proposed selling price to the public;
•	any discount, commission or other underwriting compensation;
•	the place and time of delivery for the shares of common stock being sold;
•	any discount, commission or concession allowed, reallowed or paid to any dealers; and
•	any other material terms of the distribution of the shares of common stock.
In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement on Form S-3, of which this prospectus forms a part, or a supplement to this prospectus, if required.

LEGAL MATTERS
Dorsey & Whitney LLP will pass upon certain legal matters relating to the shares of our common stock offered by this prospectus.
EXPERTS
Our consolidated financial statements for the years ended December 31, 2022 and 2021, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023, have been so incorporated by reference in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, any performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022, from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023;
•	our Current Reports on Form 8-K, filed on January 6, 2023, February 7, 2023, March 7, 2023, May 11, 2023, May 15, 2023, June 2, 2023, June 26, 2023 and July 12, 2023; and
•
the description of our common stock contained in our registration statement on Form 8-A filed on October 10, 2017, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
Attention: General Counsel and Corporate Secretary
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference.”
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an estimate (other than the SEC registration fee) of the expenses expected to be incurred in connection with the securities being registered hereby, other than underwriting discounts and commissions. All such expenses are to be paid by the registrant.
SEC registration fee	$468
Legal fees and expenses	$25,000
Accounting fees and expenses	$23,272
Total	$48,318
Item 15.	Indemnification of Directors and Officers
Subsection (a) of Section 145 of the Delaware General Corporation Law, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and our second amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16.	Exhibits
(a)	Exhibits
Exhibit Number	Exhibit Description	Form	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Restoration Robotics, Inc.	8-K	10-17-17
3.2	Certificate of Amendment of Certificate of Incorporation of Restoration Robotics, Inc.	8-K	11-7-19
3.3	Certificate of Designations of Voting Convertible Preferred Stock of Venus Concept Inc.	8-K	11-18-22
3.4	Certificate of Amendment of Certificate of Incorporation of Venus Concept Inc.	8-K	5-11-23
3.5	Certificate of Elimination of Nonvoting Convertible Preferred Stock of Venus Concept Inc.	8-K	5-15-23
3.6	Certificate of Designations of Senior Convertible Preferred Stock of Venus Concept Inc.	8-K	5-15-23
3.7	Amendment to Certificate of Designations of Senior Convertible Preferred Stock of Venus Concept Inc.	8-K	6-26-23
3.8	Second Amended and Restated Bylaws of Venus Concept Inc.	8-K	11-7-19
4.1	Form of Common Stock Certificate	S-1/A	9-18-17
5.1*	Opinion of Dorsey & Whitney LLP
10.1	Stock Purchase Agreement, dated May 15, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P.	8-K	5-15-23
10.2	Amendment to Stock Purchase Agreement, dated July 6, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P.	8-K	7-12-23
10.3	Registration Rights Agreement, dated May 15, 2023, by and between Venus Concept Inc. and the investors listed therein	8-K	5-15-23
23.1*	Consent of MNP LLP
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table
*	Filed herewith.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on July 14, 2023.
VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
Rajiv De Silva Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajiv De Silva and Domenic Della Penna, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Rajiv De Silva	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2023
Rajiv De Silva

/s/ Domenic Della Penna	Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2023
Domenic Della Penna

/s/ Scott Barry	Chairman and Director	July 14, 2023
Scott Barry

/s/ Garheng Kong, M.D.	Director	July 14, 2023
Garheng Kong, M.D.

/s/ Louise Lacchin	Director	July 14, 2023
Louise Lacchin

/s/ Fritz LaPorte	Director	July 14, 2023
Fritz LaPorte

/s/ Anthony Natale, M.D.	Director	July 14, 2023
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	July 14, 2023
Keith Sullivan

/s/ Stanley Tyler Hollmig, M.D.	Director	July 14, 2023
Stanley Tyler Hollmig, M.D.